                                                                   EXHIBIT 10.55

                           HAWKER PACIFIC AEROSPACE

                                February 6, 200l


By Facsimile

Dr. Peter Janssen
Chief Financial Officer
Lufthansa Technik
Weg beim Jager 193
D-22334 Hamburg Germany


          Re: Exchange of Promissory Note of Hawker Pacific Aerospace

Dear Dr. Janssen:

     The purpose of this letter agreement (this "Agreement") is to confirm the
                                                 ---------
agreement of Hawker Pacific Aerospace ("Hawker") and Lufthansa Technik AG
                                        ------
("LHT") as follows:
  ---

     1.   Defined Terms. Capitalized terms used herein but not defined herein
          -------------
shall have the meanings ascribed to them in that certain Loan Agreement by and between Hawker and LHT dated as of September 20, 2000 (the "Loan Agreement").
                                                            --------------

     2.   Exchange of Promissory Note.
          ---------------------------

          (a) At the Closing (as defined below) LHT shall exchange (i) the $9,300,000 in principal and (ii) the accrued interest as of the Closing (to be $443,300.00), under the Promissory Note issued by Hawker and owned by LHT dated September 20, 2000 (the "Note").
                                       ----
          (b) In exchange for the tendered Note, Hawker will issue to LHT a number (rounded to the nearest whole number) of shares of Hawker's common stock ("Common Stock") equal to (i) the sum of the principal plus accrued
             ------------
     interest through the Closing under the Note divided by (ii) the Market Price. "Market Price" means $3.125, which is the average of the last bid
             ------------
     prices of a share of the Common Stock on the NASDAQ Stock Market for each of the five (5) trading days preceding and including the trading day prior to the date hereof.

Mr. Knut Wiszniewski
Lufthansa Technik AG
February 6, 200l
Page 2

     3.   Representations of Hawker. Hawker hereby represents and warrants to
          -------------------------
LHT as follows:

         (a) Hawker has the corporate power and authority to execute, deliver and perform this Agreement and to issue, sell and deliver the shares of Common Stock hereunder. The issuance and delivery of the shares of Common Stock hereunder and the execution, delivery and performance of this Agreement by Hawker have been, or as of the Closing will have been, duly authorized by all necessary corporate action of Hawker.

         (b) The shares of Common Stock to be issued hereunder have been duly authorized and, when issued in accordance with this Agreement, will be
    (i) validly issued, (ii) fully paid and nonassessable, (iii) exempt from registration under the Securities Act of 1933 and applicable state securities laws and (iv) free and clear of all liens or encumbrances imposed by or through Hawker. Since September 20,2000, Hawker has not sold or offered to sell any shares of Common Stock except shares of Common Stock issued to LHT upon conversion of the Hawker Series C Preferred Stock. Hawker has issued and outstanding as of February 6,2001, 7,232,622 shares of Common Stock representing all of the issued and outstanding capital stock of Hawker on a fully diluted basis.

          (c) This Agreement has been duly executed and delivered by Hawker and constitutes the legal, valid and binding obligation of Hawker, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, moratorium and other laws of general application affecting the enforcement of creditors' rights and by the exercise of judicial discretion and the application of principles of equity.

          (d) The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby, the compliance with any of the provisions hereof, will not: (i) conflict with, or result in a breach or violation of the Organizational Documents of Hawker; (ii)(A) conflict with, or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, vesting, payment, exercise, acceleration, suspension, revocation or modification) under, any of the terms, conditions or provisions of any note, credit agreement, bond, mortgage, deed of trust, security instrument, indenture, lease, License, Contract, plan or other instrument or obligation to which Hawker is a party or by which Hawker or any of its properties or assets may be bound or affected ("Third Party Obligation"), (B) result in the creation or
               ----------------------
    imposition of any Lien on any of the assets or properties of Hawker or (C) except as such filing with NASDAQ as will be made prior to Closing, require any filing or notification to any third party or Governmental Entity or consent or approval under any Third Party Obligation or from any Governmental Entity; or (iii) violate any Order or Applicable Law applicable to Hawker or any of its properties or assets.

 Mr. Knut Wiszniewski
 Lufthansa Technik AG
 February 6, 200l
 Page 3

          (e) Except as set forth on Schedule 3(e), the representations and warranties made by Hawker in Sections 4.1 (Organization), 4.2 (Capitalization), 4.5 (Litigation), 4.6 (Financial Statements), 4.9 (Absence of Undisclosed Liabilities) and 4.16 (Valid Issuance) of the Loan Agreement are true, complete and correct in all material respects.

          (f) No representation or warranty by Hawker in this Agreement or any schedule hereto, or any certificate furnished or to be furnished by Hawker in connection with this Agreement, contains or will contain an untrue statement of material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

     4.   Representations of LHT. LHT hereby represents and warrants to Hawker
          ----------------------
as follows:

          (a) The execution, delivery and performance of this Agreement and the exchange of the Note hereunder by LHT have been duly authorized by all necessary corporate action of LHT.

          (b) This Agreement has been duly executed and delivered by LHT and constitutes the legal, valid and binding obligation of LHT, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, moratorium and other laws of general application affecting the enforcement of creditors' rights and by the exercise of judicial discretion and the application of principles of equity.

          (c) LHT is acquiring the shares of Common Stock hereunder for investment only for its own account, not as nominee or agent, and not with a view to or for resale or distribution of any part thereof.

          (d) LHT is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act of 1933, as amended (the "Securities Act").
                                                       --------------
          (e) LHT understands that the shares of Common Stock acquired hereunder will be "restricted securities" under the U.S. federal securities laws inasmuch as they will acquired from Hawker in a transaction not involving a public offering and that, under such laws and applicable regulations, such shares may not be resold without registration under the Securities Act, except in certain limited circumstances. In this connection LHT represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

          (f) LHT understands and agrees that the certificates evidencing the shares of Common Stock shall bear the following legend:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
     REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN

Mr. Knut Wiszniewski
Lufthansa Technik AG
February 6, 200l
Page 4

     ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF IN VIOLATION OF APPLICABLE SECURITIES LAWS. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OTHER THAN PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT 1933."

     5.   Closing.  Subject to the terms and conditions of this Agreement, the
          -------
closing of the transactions contemplated hereby (the "Closing") will occur on
                                                      -------
February 23, 2001 at 10:00 a.m. (the "Closing Date") at the offices of Wilmer,
                                      ------------
Cutler & Pickering at 2445 M Street, N.W., Washington, D.C. 20037. At the Closing, Hawker will issue and deliver or cause to be issued and delivered a certificate registered in the name of LHT representing the shares of Common Stock and cash payment specified in Section 2(b) against LHT's delivery and surrender of the Note.

     6.   Conditions to LHT's Obligation to Close. The obligations of LHT to
          ---------------------------------------
tender the Note in exchange for the shares of Common Stock hereunder and to carry out the terms of this Agreement are subject to the fulfillment on or before the Closing Date of the following conditions, which may be waived by LHT:

          (a) The representations and warranties of Hawker contained in Section 3 shall be true, complete and correct in all material respects on and as of Closing Date with the same effect as if made on and as of the Closing Date.

          (b) A National Association of Securities Dealers ("NASD") listing qualifications panel shall have made a written determination with respect to Hawker's present proceedings before it that continues Hawker's present NASD listing and LHT shall have received a copy of such written determination.

          (c) Hawker shall not have received any notice from the NASD to the effect that the consummation of the transactions contemplated by this Agreement will not, in and of themselves, be sufficient to cause Hawker to be in compliance with the net tangible asset requirements of the NASD Rules.

          (d) Hawker shall have filed a notification with the NASD with respect to the listing of the shares of Common Stock to be issued to LHT hereunder at least fifteen (15) days prior to the Closing as required under NASD Rule 4310(c)(17).

          (e) The Board of Directors of Hawker shall have approved this Agreement and the transactions contemplated hereby.

          (f) Hawker shall have obtained all regulatory approvals, if any, required in connection with the transactions contemplated hereby.

Mr. Knut Wiszniewski
Lufthansa Technik AG
February 6, 200l
Page 5

          (g) The receipt of such other certificates or documentation as LHT shall reasonably request in connection with the transactions contemplated hereby.

     7.   Conditions to Hawker's Obligation to Close. The obligations of Hawker
          ------------------------------------------
to carry out the terms of this Agreement are subject to the fulfillment on or before the Closing Date of the following condition, which may be waived by
Hawker: LHT shall have obtained all regulatory approvals, if any, required in connection with the transactions contemplated hereby.

     8.   Covenants of Hawker. The covenants of Hawker set forth in this Section
          -------------------
8 are continuations of certain obligations of Hawker set forth in the Loan Agreement that would not have survived the tender of the Note by LHT pursuant to the terms of the Loan Agreement and which the parties agree should continue under this Agreement. From the Closing until the first anniversary of the Closing, or, for any particular covenant, for such longer period as may be specified therein, Hawker covenants and agrees with LHT that:

          (a)  Payments to FUSI. Upon the satisfaction of any amounts owed to
               ----------------
     First Union Securities, Inc. ("FUSI"), such sum to be paid from funds
                                    ----
     other than the proceeds of the loan made to Hawker pursuant to the Loan Agreement, Hawker shall deliver to LHT (i) a written acknowledgement from FUSI of the satisfaction and payment in full of any fees owed to it pursuant to that certain agreement dated October 1, 1999 by and between Hawker and FUSI (the "FUSI Agreement") and the release in full of Hawker of
                           --------------
     any further obligations of Hawker under the FUSI Agreement or claims FUSI may have against Hawker and (ii) copies of all written documentation evidencing such payment; provided, however, in accordance with that certain
                              --------  -------
     Indemnification Agreement by and between the Sellers (as that term is defined in that certain Stock Purchase Agreement dated September 20,200O by and between LHT and the shareholders listed therein) and Hawker, Hawker shall in no event pay in excess of $250,000 to FUSI, and any amounts owed FUSI above $250,000 shall be the sole liability of the Sellers. The covenant set forth in this paragraph (a) shall survive until LHT has received the written documentation referred to in clauses (i) and (ii) above.

          (b)  Stock Transactions. Hawker shall not, without prior notice to
               ------------------
     and consent of LHT, (i) take any action that would have the effect of preventing LHT from exercising the Warrant or otherwise acquiring Common Stock, (ii) issue any Common Stock or other securities convertible into or exchangeable for Common Stock, (iii) issue any stock dividend, (iv) subdivide the outstanding Common Stock, (v) propose to dissolve, liquidate or wind-up voluntarily, (vi) change the number of authorized or outstanding Common Stock or issue any Common Stock or any warrants, options, or other rights to subscribe for or to purchase any Common Stock or securities convertible into or exchangeable or exercisable for any of its Common Stock, (vii) enter into any capital reorganization or any reclassification of its Common Stock, (viii) issue any Common Stock distribution; (ix) issue, sell, distribute or grant any rights to subscribe or purchase any Common Stock, or any warrants or options to purchase any Common Stock, except

Mr. Knut Wiszniewski
Lufthansa Technik AG
February 6, 200l
Page 6

     for any such option grants made pursuant to the 1997 Stock Option Plan as approved by Hawker's Board of Directors and that are consistent with Hawker's past practice as of September 20, 2000 or (x) amend or grant any waiver to the Rights Agreement to any Person other than LHT or its Affiliates.

          (c)  Confidentiality.
               ---------------
               (i)   Disclosure of Terms. The terms and conditions of this
                     -------------------
                     Agreement (the "Terms"), including its existence, shall be
                                     -----
                     considered confidential information and shall not be disclosed by any party hereto to any third party except in accordance with the provisions set forth below.

               (ii)  Press Release. Within sixty (60) days after the Closing,
                     -------------
                     Hawker may issue a press release, but only after Hawker receives the prior written approval of LHT for any such press release or form of press release, disclosing the transactions contemplated hereunder.

               (iii) Permitted Disclosures. Notwithstanding clause (i) above,
                     ---------------------
                     any party may disclose any of the Terms to its employees, investment bankers, lenders, accountants and attorneys, in each case only where such persons or entities are under appropriate nondisclosure obligations.

               (iv)  Legally Compelled Disclosure. In the event that any party
                     ----------------------------
                     is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to disclose the existence of this Agreement or any of the Terms in contravention of the provisions of this
                     Section 8(c), such party (the "Disclosing Party") shall
                                                    ----------------
                     provide the other parties (the "Non-Disclosing Party") with
                                                     --------------------
                     prompt written notice of that fact so that the appropriate party may seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required or which has been previously released in a public filing and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment shall be accorded such information to the extent reasonably requested by any Non-Disclosing Party. Notwithstanding the preceding, each party acknowledges that the other party shall be required to make certain filings with SEC with respect to this Agreement; each Disclosing Party shall provide the Non-Disclosing Party with prior notice of any such filings, and no such filing shall be made without

Mr. Knut Wiszniewski
Lufthansa Technik AC
February 6, 200l
Page 7

                     the prior written approval of the Non-Disclosing Party to the applicable disclosures; provided, however, that the
                                                 --------  -------
                     text of this Agreement may be filed by either party without the prior written approval of the other party.

          (d)  Warrant Shares. Hawker shall propose and recommend to its Board
               --------------
     of Directors that at the Annual Meeting (as defined below) its Board of Directors (i) approve and recommend to Hawker's shareholders the approval of and (ii) seek the approval of Hawker's shareholders of, the issuance of the Warrant and the Company's corresponding issuance of the number of shares of Common Stock represented by the Exercise Amount (as defined in the Warrant). Hawker shall not take any action or omit to take any action that would hinder the above described actions by its Board of Directors or Hawker's shareholders. Hawker shall duly list any additional shares represented by shares exercised under the Warrant with NASDAQ. Upon shareholder approval of the 2,500,000 shares of Common Stock represented by the Exercise Amount, until September 20,2001, Hawker shall keep reserved an aggregate of 2,500,OOO shares of Common Stock authorized and unissued, such amount being subject to adjustment as provided in the Warrant, and Hawker will take all necessary corporate action to authorize and reserve for issuance all additional shares of Common Stock or other securities that may be issued pursuant to adjustment as provided in the Warrant; provided,
                                                                      --------
     however, that the parties agree that no adjustment to the Exercise Amount
     -------
     under the Warrant shall be required as a result of the exchange of the Note pursuant to this Agreement. The Warrant shall continue in full force and effect in accordance with its terms.

          (e)  Board Seats.
               -----------

               (i) Hawker shall recommend to its Board of Directors to take such actions as are necessary to effect the following:

                    (A) At the written request of LHT, at a meeting (whether an annual or special meeting) of Hawker shareholder's, increase the number of its Board of Directors from seven to nine directors in accordance with the Charter Documents;

                    (B) At the written request of LHT, at a meeting (whether an annual or special meeting) of Hawker shareholders, elect and thereafter continue in office as directors of Hawker individuals who may be nominated by LHT and LHT shall have the exclusive right to make two (2) nominations of directorships for the new board seats created pursuant to paragraph (A) above and one director so designated shall sit in Class I and one director so designated shall sit in Class II, which shall be initially established at the next annual meeting Hawker's shareholders to be held no later than June 30, 2001 (the "Annual Meeting"), and shall sit for a
                                   --------------

Mr. Knut Wiszniewski
Lufthansa Technik AG
February 6, 200l
Page 8

                    term expiring at second succeeding annual meeting of Hawker's shareholders held following such election to the respective class;

                    (C) At the Annual Meeting, elect and establish a board which, pursuant to Article IV of the Articles of Incorporation of Hawker (as may be amended at the Annual Meeting), shall be classified into two classes. At the Annual Meeting, Class I shall be comprised of four directors and Class II shall be comprised of three directors. Upon the increase of the board to nine directors pursuant to paragraph (A) above, Class I shall be comprised of five directors and Class II shall be comprised of four directors. At the Annual Meeting, the directors of Class I shall be elected to hold office for a term expiring at the next succeeding annual meeting of the shareholders following the Annual Meeting and the directors of Class II shall be elected to hold office for a term expiring at the second succeeding annual meeting of the shareholders following the Annual Meeting. At each subsequent annual meeting of Hawker's shareholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the second succeeding annual meeting of Hawker's shareholders;

                    (D) At the Annual Meeting, (1) the three directors nominated by LHT and elected pursuant to Section 2.1.1 of the Shareholders Rights and Voting Agreement shall be elected and serve in Class II and (2) the remaining directors not nominated by LHT shall be elected and serve in Class I. Upon the increase of the board size to nine pursuant to paragraph (A) above, (1) one of the directors nominated by LHT pursuant to paragraph (B) above, shall be elected and serve in Class I; and the other director so nominated shall be elected and serve in Class II; and (2) the remaining directors not nominated by LHT shall be elected and serve in Class I; and

                    (E) Within thirty (30) days after the Annual Meeting, the Board duly elected and constituted at the Annual Meeting shall ratify the actions taken by Hawker's Board of Directors since the 1999 annual meeting of Hawker's shareholders.

               (ii) Hawker shall use its best efforts to cause (A) all actions set forth in clause (i) to be taken on or before June
                    30, 200l and (B) such actions to be proposed to Hawker's shareholders for their approval, if required, on or before June 30, 2001, unless otherwise specified

Mr. Knut Wiszniewski
Lufthansa Technik AG
February 6, 200l
Page 9

                     in clause (i).

               (iii) If, at the end of the initial term of the directors
                     elected pursuant to paragraph (B) and (D) above, LHT beneficially owns (which ownership shall include shares issuable under the Warrant) at least 40% of the total issued and outstanding shares of Common Stock, such individuals or such other individuals as LHT designates shall be nominated for a two-year term and Hawker shall recommend such nomination to its Board of Directors; provided, however, that if Hawker fails to make such
                     --------  -------
                     recommendation LHT, as a shareholder, may nominate its designees in accordance with the Organizational Documents.

               (iv) Hawker shall recommend to its Board of Directors to take such actions as are necessary for the removal of any director upon the request of the party or parties designating such director and for the election to its Board of Directors of a substitute designated by such party.

               (v) Hawker shall recommend that its Board of Directors take such actions as are necessary or appropriate to ensure that any vacancy on its Board of Directors (occurring for any reason) be filled by the election to its Board of Directors of a replacement designated by the party or parties who designated the director whose failure to continue to serve causes the applicable vacancy.

          (f)  Rights Agreement. Hawker shall not recommend to its Board of
               ----------------
     Directors that it adopt any amendment to the Rights Agreement, as amended on August 15, 2000, which would be adverse to LHT.

     9.   Dividends on Preferred Stock. On December 22, 2000, LHT exercised its
          ----------------------------
rights under Hawker's Certificate of Determination of Rights, Preferences, Privileges and Restrictions of 8% Series C Convertible Preferred Stock (the "Certificate of Determination") to convert all 300 of its shares of Hawker
 ----------------------------
Series C Convertible Preferred Stock (the "Preferred Stock") into shares of
                                           ---------------
Common Stock. In conjunction with the conversion, LHT also received partial accrued dividends on the Preferred Stock. Pursuant to the terms of the Certificate of Determination, upon shareholder approval, LHT has the right to receive the remaining accrued dividends on the Preferred Stock in the form of 35,583 shares of Common Stock. On December 22, 2000, LHT requested that Hawker seek shareholder approval to issue these 35,583 shares of Common Stock. Pursuant to the Certificate of Determination, Hawker must use its best efforts to obtain such shareholder approval not later than sixty (60) days after such request has been made and if such shareholder approval is not obtained within such 6O-day period, Hawker shall instead be required to make a cash payment to LHT pursuant to a formula set forth in the Certificate of Determination. Pursuant to the Certificate of Determination, if Hawker fails to make such cash

Mr. Knut Wiszniewski
Lufthansa Technik AG
February 6, 200l
Page 10

payment in full, interest on any unpaid amount shall accrue at a rate of 18% per year beginning as of December 22, 2000. Hawker hereby agrees that it shall seek the shareholder approval to issue the foregoing 35,583 shares of Common Stock to LHT at the Annual Meeting. Hawker further agrees that if the Annual Meeting does not take place during the 60-day period required for such shareholder approval pursuant to the Certificate of Determination, that LHT shall thereafter, at its option, have the right to receive either (1) a cash payment, in accordance with the terms of the Certificate of Determination or (2) in the event their issuance is approved at the Annual Meeting, the 35,583 shares of Common Stock in accrued dividends.

     10.  Termination Date. This Agreement may be terminated by either party if
          ----------------
the Closing shall not have occurred by September 30, 200l; provided, however,
                                                           --------  -------
that the right to terminate this Agreement under this Section 10 shall not be available to either party whose material misrepresentation, inaccuracy, breach of warranty, default or failure to fulfill any covenant or obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date. In the event of any termination of this Agreement pursuant to this Section 10, this Agreement shall be automatically rescinded and of no further force or effect, and no party hereto (or any of its affiliates, directors, trustees, executors, officers, agents or representatives) shall have any liability or obligation hereunder. The provisions of Section 8 of this Agreement (Covenants of Hawker) shall survive any termination of this Agreement pursuant to this Section 10.

     11.  Entire Agreement. This Agreement represents the entire understanding
          ----------------
and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties. The parties may amend or modify this Agreement, in such manner as may be agreed upon, only by a written instrument executed by the parties hereto.

     12.  Governing Law. This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of California.

     13.  Severability. The invalidity or unenforceability of any provision of
          ------------
this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     14.  Expenses. Each party shall be responsible for its own fees, costs and
          --------
expenses incurred in connection with the negotiation of this Agreement, including but not limited to, any attorneys' fees.

     15.  Counterparts. This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

                           [Execution Page to Follow]

          Please confirm your agreement by signing in the space indicated below.

                                Hawker Pacific Aerospace


                                By: /s/ Philip M. Panzera
                                    ---------------------------------
                                Name:  Philip M. Panzera
                                Title: Executive Vice President


Accepted and Agreed as of February 6, 200l

Lufthansa Technik AG


By:  /s/ Peter Janssen
    -----------------------
Name: Dr. Peter Janssen
Title: CEO

By:  /s/ Silke Richter
   ------------------------
Name: Silke Richter
Title: General Manager

                             Schedule 3(e)
                             -------------

                   Hawker Pacific Aerospace Representations
                   ----------------------------------------


4.2  Capitalization.

     A Shareholder Rights and Voting Agreement was entered into between LHT, Hawker Pacific Aerospace and certain management shareholders on September 20, 2000.

     The Company may be obligated, upon shareholder approval, to issue a stock dividend of 35,583 shares of common stock to LHT in accordance with the Certificate of Determination for the Series C preferred stock.

     A complete list of all outstanding shareholders, option holders and other security holders of the Company with 5% or more ownership interest is as follows:

          Lufthansa Technik AG
          Royce & Associates, Inc.
          Dimensional Fund Advisors, Inc.

     Daniel Toomey is no longer a director of the Company, and Dennis Biety is no longer an officer of the Company.

4.5  Litigation

     First Union Securities Inc. commenced an arbitration against the Company on October 18, 2000, with regard to collecting a transaction fee related to the LHT purchase of Company stock.